Exhibit 1.2

Dealer Managers Agreement

[ ], 2007

Scotia Capital Inc.		Scotia Capital (USA) Inc.
Scotia Plaza, 66th Floor		One Liberty Plaza
40 King Street West		165 Broadway – 25th Floor
Box 4085, Station “A”		New York, NY 10006
Toronto, Ontario M5W 2X6
Attention:	Larry Small, Director,	Attention:	Paul McKeown, Director,
	Head of Syndication		Debt Capital Markets
Fax:	416-863-7527	Fax:	212-225-6550

Ladies and Gentlemen:

Domtar Inc., a corporation organized under the federal laws of Canada, is making a proposal (together with any amendments, supplements or extensions thereof, each a “Proposal” and collectively, the “Proposals”) to the holders of its outstanding 10% debentures due 2011 (the “2011 Debentures”) and 10.85% debentures due 2017 (the “2017 Debentures”, and together with the 2011 Debentures, the “Outstanding Debentures”) to adopt certain proposed amendments, with respect to the holders of the 2011 Debentures, to the Indenture dated as of April 15, 1987, between Domtar Inc. and Montreal Trust Company (now Computershare Trust Company of Canada), as trustee, as heretofore amended and supplemented (the “April 1987 Indenture”), and with respect to the holders of the 2017 Debentures, to the Indenture dated as of August 5, 1987, between Domtar Inc. and Montreal Trust Company (now Computershare Trust Company of Canada), as trustee, as heretofore amended and supplemented (the “August 1987 Indenture”, and together with the April 1987 Indenture, the “Existing Indentures”). The proposed amendments to the Existing Indentures will permit Domtar Corporation (the “Company”), a Delaware corporation and parent company of Domtar Inc., to purchase any and all Outstanding Debentures in exchange for consideration consisting of, with respect to each series of the Outstanding Debentures, an equal aggregate principal amount of a series of newly issued Canadian dollar denominated debt securities of the Company (each, an “Exchange”, and together, the “Exchanges”), each bearing the same interest rate and payment and maturity dates as the series of Outstanding Debentures for which it is exchanged (collectively, the “Exchange Notes”).

Domtar Paper Company, LLC (the “Guarantor”) will guarantee the Company’s obligations under the Exchange Notes (the “Guarantee”). The Exchange Notes are to be issued under an indenture among the Company, the Guarantor and The Bank of New York, as trustee (the “Trustee”), to be dated the Settlement Date (as defined in the Registration Statement (defined below)) (the “Indenture”). The Proposals will be on the terms and subject to the conditions set forth in the debentureholder information circular dated [                 ], 2007 (the “Proxy Circular”) and the related letter of transmittal and form of proxy (the “Letter of Transmittal”), copies of which are attached hereto as Exhibits A and B, respectively.

Domtar Inc. has filed with the Autorité des marchés financiers (the “AMF”), together with the other securities regulatory authorities in each of the provinces and territories of Canada (the “Canadian Regulatory Authorities”), the Proxy Circular. The Exchange Notes will be issued in reliance on exemptions from prospectus and registration requirements of applicable Canadian Securities Laws (as defined below), and the resale of such Exchange Notes will have no statutory hold period under applicable Canadian Securities Laws.

In the United States, the Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-4 (No. 333-146322) on September 26, 2007 providing for the registration of the Exchange Notes (the “Initial Registration Statement”) under the United States Securities Act of 1933, as amended, and the applicable rules and regulations adopted by the Commission thereunder (the “Act”). The Initial Registration Statement and any amendment thereto, including exhibits to such registration statements, has become effective. The Initial Registration Statement, including any exhibits, as of the time it became effective is referred to herein as the “Registration Statement.” With respect to the United States only, the Proxy Circular refers to the proxy circular which is contained within the Registration Statement at the time it became effective or which is first filed pursuant to Rule 424(b) under the Act.

The Proxy Circular, Registration Statement, Letter of Transmittal and all other documents, if any, filed or to be filed by Domtar Inc. or the Company with the Canadian Regulatory Authorities or the Commission, or any other U.S. or Canadian federal, state, provincial, territorial or local or other governmental or regulatory agency or authority relating to the Proposals, or sent to holders of Outstanding Debentures and such other documents (including, without limitation, any electronic roadshow or investor presentation, advertisements, press releases or summaries relating to the Proposals and any forms of letters to brokers, dealers, banks, trust companies and other nominees relating to the Proposals) as Domtar Inc. or the Company may authorize for use in connection with the Proposals, as amended or supplemented from time to time, are collectively referred to as the “Proposal Materials.”

All funds referred to in this Agreement shall be in Canadian dollars unless otherwise specified.

1. Engagement. (a) Domtar Inc. hereby engages you to act as its exclusive dealer managers (the “Dealer Managers”) in connection with the Proposals, and, on the basis of the representations, warranties and agreements contained herein, you hereby accept such engagement upon the terms and subject to the conditions set forth in this Agreement.

(b) As Dealer Managers, each of you agree, in accordance with your firm’s customary practice, to perform those services in connection with the Proposals as are customarily performed by investment banks in connection with proxy solicitations of like nature, including, without limitation, using reasonable best efforts to solicit affirmative votes from holders of Outstanding Debentures to the proposed amendments to the Existing Indentures which will permit the Company to purchase the Outstanding Debentures in exchange for Exchange Notes in Canada and in the United States further to the Proposals and communicating generally in Canada and in the United States regarding the Proposals with brokers, dealers, commercial banks and trust companies and other holders of the Outstanding Debentures. For greater certainty, it is hereby agreed that Scotia Capital Inc. shall perform its services pursuant to this Agreement only in Canada, and Scotia Capital (USA) Inc. shall perform its services pursuant to this Agreement only in the United States.

(c) Domtar Inc. authorizes you to communicate with Computershare Trust Company of Canada, who is the current trustee under the Existing Indentures and Georgeson Shareholder Communications Canada Inc., who has been engaged to serve as the information agent, with respect to matters relating to the Proposals. Computershare Trust Company of Canada is hereinafter referred to as the “Depositary” and Georgeson Shareholder Communications Canada Inc. is hereinafter referred to as the “Information Agent” as the context requires. Domtar Inc. has instructed or will instruct the Depositary to advise you at least daily as to the principal amount of Outstanding Debentures that have submitted proxies pursuant to the Proposals, and such other matters in connection with the Proposals as you may reasonably request.

(d) Domtar Inc. will use its reasonable best efforts to cause you to be provided with lists or other records in such form as you may reasonably request showing the names and addresses of, and the principal amount of Outstanding Debentures held by, the holders of the Outstanding Debentures as of a recent date and will use its reasonable best efforts to cause you to be advised from day to day prior to the Expiration Date (as defined below) as to any transfers of Outstanding Debentures.

(e) The Proposal Materials have been or will be prepared and approved by, and are the sole responsibility of, Domtar Inc. and the Company. Domtar Inc. or the Company will furnish you, at its expense, with as many copies as you may reasonably request of the Proposal Materials, and you are authorized to use copies of the Proposal Materials in connection with the performance of your duties hereunder. The Company and Domtar Inc. agree that, a reasonable time prior to using or filing with the Canadian Regulatory Authorities, the Commission or with any other Canadian or U.S. federal, state, provincial, territorial or local or other governmental or regulatory agency, authority or instrumentality or court or arbitrator (“Other Agency”), or sending to any holder of Outstanding Debentures, any Proposal Materials or any amendments thereto, it will submit copies of such materials to you and will not use, permit the use of or file such materials with the Canadian Regulatory Authorities, the Commission or any Other Agency to which you reasonably object. In the event that Domtar Inc. or the Company uses or permits the use of, or files with the Canadian Regulatory Authorities, the Commission or any Other Agency, any Proposal Materials (i) which have not been submitted to you for your comments, or (ii) with respect to which you reasonably object, then each of you shall be entitled, at any time upon one day notice to Domtar Inc., to withdraw as a dealer manager in connection with the Proposals without any liability or penalty to you or any other Indemnified Person (as defined in Annex A hereof) and without loss of any right to the payment of all fees and expenses payable hereunder which have accrued or been incurred to the date of such withdrawal.

(f) Domtar Inc. or the Company, as applicable, will cause copies of the Proposal Materials to be mailed or otherwise delivered or made available to each holder of the Outstanding Debentures as soon as practicable after the date of the Proxy Circular, and thereafter, to the extent practicable and until the meeting called to consider the Proposals or any adjournment thereof (the “Expiration Date”), to each person who becomes a holder of the Outstanding Debentures. You hereby agree, as Dealer Managers, that you will not disseminate any written material for or in connection with the solicitation of votes in favour of the proposed amendments to the Existing Indentures (each, a “Consent”, and together, the “Consents”) pursuant to the Proposals other than the Proposal Materials.

(g) Domtar Inc. will advise you promptly, after it receives notice, or otherwise becomes aware, of (i) the occurrence of any event that could reasonably be expected to cause Domtar Inc. or the Company to withdraw, rescind or terminate any of the Proposals or the Exchanges or not to pay for Consents delivered pursuant to any of the Proposals, (ii) the occurrence of any event, or the discovery of any fact, the occurrence or existence of which would require the making of any change in any of the Proposal Materials then being used or would cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect or as a result of which the Proposal Materials as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, (iii) any proposal by Domtar Inc. or the Company or requirement to make, amend or supplement any Proposal Materials or any filing in connection with the Proposals pursuant to applicable securities laws, rules, regulations, instruments, orders and published policy statements applicable in any province or territory of Canada (“Canadian Securities Laws”), the Act, the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”) or the rules and regulations promulgated by the Canadian Regulatory Authorities under Canadian Securities Laws or the Commission under the Act and the Exchange Act or any other applicable law, rule or regulation, (iv) the issuance by the Canadian Regulatory Authorities, the Commission or any Other Agency of any comment or order or the taking of any other action concerning any of the Proposals or Exchanges (and, if in writing, Domtar Inc. will furnish you with a copy thereof), (v) any material developments in connection with any of the Proposals or Exchanges, including, without limitation, the commencement of any lawsuit concerning any of the Proposals or Exchanges, and (vi) any other information relating to any of the Proposals or Exchanges, the Proposal Materials or this Agreement that you may from time to time reasonably request. In the case of clauses (ii) and (iii) above, Domtar Inc. and/ or the Company will prepare and file with the Canadian Regulatory Authorities and the Commission an amendment or supplement which will correct such statement or omission or effect compliance with such requirement.

(h) Domtar Inc. and the Company acknowledge and agree that you shall have no liability (in tort, contract or otherwise) to Domtar Inc., the Company, their affiliates or any other person for any losses, claims, damages, liabilities and expenses (each a “Loss” and, collectively, the “Losses”) arising from any act or omission on the part of any broker or dealer in securities (a “Dealer”), bank or trust company, or any other person in connection with the Proposals, and neither a Dealer Manager nor any of its affiliates shall be liable for any Losses arising from its own acts or omissions in performing its obligations as a dealer manager or if applicable as a Dealer in connection with the Proposals, except for any such Losses that are finally judicially determined to have resulted primarily from its bad faith, gross negligence or willful misconduct. In soliciting holders of Outstanding Debentures to vote in favour of the proposed amendments to the Existing Indentures (the “Solicitation”), no Dealer, bank or trust company is to be deemed to be acting as your agent or the agent of Domtar Inc. or the Company or any of their affiliates, and you shall not be deemed the agent of any Dealer, bank or trust company or a fiduciary of Domtar Inc. or the Company or an agent or fiduciary of any of their affiliates, equity holders, creditors or of any other person. In engaging in the Solicitation, you shall not be nor shall you be deemed for any purpose to act as a partner or joint venturer of, or a member of a syndicate or group with, Domtar Inc., the Company or any of their affiliates in connection with the Proposals or the obtaining of necessary funds therefor, any exchange of Outstanding Debentures for Exchange Notes, any payment for Consents or otherwise, and none of Domtar Inc., the Company or any of their affiliates shall be deemed to act as your agents. Domtar Inc. shall have sole authority for the acceptance or rejection of any and all proxies from holders of Outstanding Debentures.

(i) Domtar Inc. acknowledges and agrees that (i) you have been retained solely to provide the services set forth herein, and in rendering such services you shall act as an independent contractor and any duties arising out of your engagement hereunder shall be owed solely to Domtar Inc.; (ii) you may perform the services contemplated hereby through or in conjunction with your affiliates, and any of your affiliates performing services hereunder shall be entitled to the benefits and be subject to the terms and conditions of this Agreement; (iii) you are a securities firm engaged in securities trading and brokerage activities and providing investment banking and financial advisory services, and in the ordinary course of business, you and your affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions, for your own account or the accounts of customers, in debt or equity securities of Domtar Inc., the Company, their respective affiliates or other entities that may be involved in the transactions contemplated hereby; and (iv) you are not an advisor as to legal, tax, accounting or regulatory matters in any jurisdiction, and Domtar Inc. and the Company must consult with its own advisors concerning such matters and will be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and you shall have no responsibility or liability to Domtar Inc. or the Company with respect thereto.

(j) The Company has made, or instructed the Depositary to make, appropriate arrangements if an Exchange is completed for registration and delivery of the Exchange Notes as consideration for the Outstanding Debentures. Domtar Inc. has made, or instructed the Depositary to make, appropriate arrangements if an Exchange is completed to pay to holders of Outstanding Debentures or coupons relating thereto an amount in cash representing accrued and unpaid interest relating to the Outstanding Debentures up to (but not including) the date of acquisition of the Outstanding Debentures by the Company.

(k) No broker, investment banker, financial advisor or other person, other than the Dealer Managers or the Information Agent are entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Proposals based upon arrangements made by or on behalf of the Company, Domtar Inc. or any of its subsidiaries.

2. Compensation and Expenses. (a) Domtar Inc. agrees to pay the Dealer Managers, as compensation for their services as Dealer Managers in connection with the Proposals, including assisting in the preparation of the Proxy Circular, soliciting acceptances of Consents and performing administrative work in connection with the Proposals, a fee equal to $[        ] per $1,000 principal amount of Outstanding Debentures that are acquired by the Company pursuant to the Exchanges, if any. The Company hereby represents and covenants to the Dealer

Managers that in the event one or more of the exchange offers in the United States by the Company for outstanding US dollar denominated notes of Domtar Inc. is consummated, the Company intends to acquire the Outstanding Debentures in exchange for the Exchange Notes concurrently with the consummation of such exchange offer or exchange offers in the United States. All payments to be made by the Company to Scotia Capital (USA) Inc. as compensation hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever provided that Scotia Capital (USA) Inc. deals at arm’s length with Domtar Inc. (as such term is understood for purposes of the Income Tax Act (Canada)), any such commission or fee is payable in respect of services rendered by Scotia Capital (USA) Inc. wholly outside of Canada that are performed in the ordinary course of business carried on by Scotia Capital (USA) Inc. that includes the performance of such services for a fee and any such amount is reasonable in the circumstances.

The foregoing fee will be payable on the settlement date for the Exchanges (the “Canadian Settlement Date”) concurrently with the exchange of Outstanding Debentures for Exchange Notes or such other date as may be agreed by Domtar Inc. and you.

(b) Domtar Inc. further agrees to pay directly or reimburse you, as the case may be, for (i) all expenses incurred in relation to the preparation, printing, filing, mailing or other distribution of all Proposal Materials, (ii) all fees and expenses of the Depositary and the Information Agent, (iii) all advertising charges in connection with the Proposals, including those of any public relations firm or other person or entity rendering services in connection therewith, (iv) all fees, if any, payable to you, Dealers and banks and trust companies as reimbursement for their customary mailing and handling fees and expenses incurred in forwarding the Proposal Materials to their customers, (v) the preparation, printing, authentication, issuance and delivery of the Exchange Notes, including any stamp, transfer or similar taxes in connection with the original issuance and exchange for Outstanding Debentures of the Exchange Notes, (vi) the printing (or reproduction) and delivery of this Agreement, the Indenture and supplemental indentures to the Existing Indentures (the “Supplemental Indentures”) effecting the Proposals and Exchanges, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the Proposals and Exchanges, (vii) any registration or qualification of the Exchange Notes for offer and sale under the securities or blue sky laws of the several provinces, territories and states of Canada and the United States (including filing fees and the reasonable fees and expenses of counsel for the Dealer Managers relating to such registration and qualification), (viii) any filings required to be made with the National Association of Securities Dealers, Inc. (including filing fees and the reasonable fees and expenses of counsel for the Dealer Managers relating to such filings), (ix) the transportation and other expenses incurred by or on behalf of representatives of Domtar Inc., the Company and the Dealer Managers in connection with presentations to holders of Outstanding Debentures in connection with the Proposals, (x) the fees and expenses of the accountants of Domtar Inc., the Company and the Predecessor Company (as defined in the Proxy Circular) and the fees and expenses of counsel (including Canadian and U.S. local and special counsel) for Domtar Inc. and the Company, (xi) the fees and expenses of the Trustee and the trustee under each of the Supplemental Indentures and transfer agent, (xii) the expenses payable to rating agencies in connection with the rating of the Exchange Notes, (xiii) all expenses and application fees relating to the listing of the Exchange Notes on the New York Stock Exchange and (xiv) all other fees and expenses reasonably incurred by you in connection with the Proposals or otherwise in connection with the performance of your services hereunder (including all fees and disbursements of your outside Canadian and U.S. legal counsel). All payments to be made by Domtar Inc. pursuant to this Section 2(b) shall be made reasonably promptly after the termination of the Proposals or the Expiration Date or your withdrawal as a Dealer Manager, against delivery to Domtar Inc. of statements therefor. Domtar Inc. shall perform its obligations set forth in this Section 2 whether or not the Proposals are made or the proposed amendments are consented to by holders of any series of Outstanding Debentures or the Company exchanges any Outstanding Debentures of any series for Exchange Notes pursuant to the Exchanges.

3. Covenants of Domtar Inc. and the Company. Domtar Inc. and the Company covenant and agree with you that:

(a) Each of Domtar Inc. and the Company shall (i) file promptly all reports with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Proxy Circular and until the Canadian Settlement Date; (ii) advise you promptly when any post-effective amendment to the Registration Statement shall have been filed with the Commission and shall have become effective, and when any amendment to the Proxy Circular shall have been filed in Canada or in the United States; (iii) advise you promptly of the receipt of any comments from the Canadian Regulatory Authorities or the Commission; (iv) advise you promptly of any request by the Commission to amend the Registration Statement or to amend or supplement the Proxy Circular or for any additional information; (v) advise you, promptly after it receives notice thereof, of the issuance by the Canadian Regulatory Authorities, the Commission or any Other Agency of any stop order or of any order preventing or suspending the use of the Proxy Circular or the Registration Statement, or of the suspension of the qualification of the Exchange Notes for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the Canadian Regulatory Authorities or the Commission for the amending or supplementing of the Proposal Materials or for additional information; and (vi) in the event of the issuance of any stop order or of any order preventing or suspending the use of the Proxy Circular or the Registration Statement, or suspending any such qualification, promptly use its reasonable best efforts to prevent the issuance of such stop order and to obtain as soon as possible the withdrawal of such order, if issued.

(b) Domtar Inc. and the Company will furnish to the Dealer Managers and counsel for the Dealer Managers, without charge, signed copies of the Registration Statement (including exhibits thereto) and, in the United States, so long as delivery of a prospectus is required under the Act or the Exchange Act, and in Canada, as many copies of the Proxy Circular and any supplement thereto as the Dealer Managers may reasonably request; and Domtar Inc. and the Company will furnish to the Dealer Managers and to counsel for the Dealer Managers, without charge, during the period beginning on the Commencement Date (as defined herein) and continuing to and including the Canadian Settlement Date, as many copies of the other Proposal Materials, and any amendments and supplements thereto as the Dealer Managers may reasonably request.

(c) The Company will fully comply in a timely manner with the applicable provisions of Rule 424 under the Act.

(d) The Company will arrange, if necessary, for the qualification of the Exchange Notes for offer and sale under the laws of such jurisdictions in the United States and Canada as you may designate and will maintain such qualifications in effect so long as required for the consummation of the Proposals and the Exchange; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or exchange of the Exchange Notes, in any jurisdiction where it is not now so subject. Domtar Inc. and the Company will also supply you with such information as is necessary for the determination of the legality of the Exchange Notes for investment under the laws of such jurisdictions as you may request.

(e) As soon as practicable, the Company will make generally available to its security holders and to you an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(f) The Company and Domtar Inc. will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the rules and procedures established under the Canadian Securities Laws, the Exchange Act or otherwise, stabilization or manipulation of the price of any security of Domtar Inc. or the Company to facilitate the Proposals or Exchanges.

(g) The Company will, and will cause its subsidiaries to, cooperate with the Dealer Managers and use its best efforts to permit the Exchange Notes to be eligible for clearance and settlement through The Depository Trust Company (“DTC”) and available to holders through CDS Clearing and Depository Services Inc., a participant in DTC.

(h) So long as the Exchange Notes are outstanding, the Company will furnish to the Dealer Managers copies of all reports or other communications (financial or other) furnished to holders of the Exchange Notes, and copies of any reports and financial statements furnished to or filed with the Commission (collectively, the “Filings”), except for all such Filings filed by the Company with the Commission in electronic format on the Electronic Data Gathering, Analysis and Retrieval System.

(i) The Company will use its best efforts to list, subject to notice of issuance, the Exchange Notes on the New York Stock Exchange.

4. Representations, Warranties and Agreements of Domtar Inc. and the Company. Domtar Inc. and the Company represent, warrant and agree (i) on and as of the earlier of the date on which the Proxy Circular is mailed to holders of Outstanding Debentures or filed with the Canadian Regulatory Authorities (the “Commencement Date”), (ii) on and as of any date on which Proposal Materials are distributed to holders of the Outstanding Debentures, (iii) on the Expiration Date and (iv) on and as of the Canadian Settlement Date that:

(a) The Proxy Circular and any amendments thereto, each in the form delivered to the Dealer Managers, has been filed with the Canadian Regulatory Authorities and delivered to holders of Outstanding Debentures in accordance with Canadian Securities Laws and no other document with respect to the Proxy Circular, other than the Letter of Transmittal, was required to be filed with the Canadian Regulatory Authorities by or on behalf of Domtar Inc. The Exchange Notes will be issued in reliance on exemptions from prospectus and registration requirements of applicable Canadian Securities Laws, and such Exchange Notes will have no statutory hold period under such applicable Canadian Securities Laws.

(b) The Registration Statement, and any post-effective amendment thereto, each in the form delivered to the Dealer Managers, has become effective under the Act in such form; and any request on the part of the Commission for the amending or supplementing of the Proposal Materials or for additional information has been complied with. The Proxy Circular included in the Registration Statement at the time it was declared effective conformed to the final Proxy Circular filed with the Canadian Regulatory Authorities and delivered to holders of Outstanding Debentures.

(c) The Company has caused the Trustee to prepare and file with the Commission a Statement of Eligibility and Qualification of the Trustee with respect to the Indenture under the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (the “TIA”), on Form T-1 (the “Form T-1”). No registration, filing or recording of the Indenture under the laws of the Province of Québec or the federal laws of Canada applicable therein is necessary in order to preserve or protect the validity or enforceability of the Indenture or the Exchange Notes issued thereunder. The form of the certificates of the Exchange Notes have been duly approved by the Company.

(d) The Proposal Materials comply and at all times to the Canadian Settlement Date will comply, in all material respects with the applicable requirements of Canadian Securities Laws, the Act, the Exchange Act and the TIA and with all applicable rules or regulations of the Canadian Regulatory Authorities, the Commission and any Other Agency, including applicable “blue sky” or similar securities laws, and the Proposal Materials do not, and at all times to the Canadian Settlement Date, will not contain any untrue statement of a material fact or omit or will omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they are made, not misleading.

(e) The Company and each subsidiary of the Company which meets the definition of a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X under the Act (each, a “Significant Subsidiary,” and collectively, the “Significant Subsidiaries”), (i) has been duly incorporated or formed, is validly existing as a corporation, limited liability company or limited partnership, as applicable, and is in good standing under the laws of the jurisdiction of its incorporation or formation with full corporate, limited liability company or limited partnership, as applicable, power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Proxy Circular and (ii) is duly qualified to do business as an extra provincial corporation or a foreign entity, as applicable, and is in good standing under the laws of each jurisdiction which requires such qualification, other than, with respect to clause (ii), where the failure to be so qualified or in good standing would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business or on the making and consummation of the Proposals and the transactions contemplated hereby (a “Material Adverse Effect”).

(f) All the outstanding shares of capital stock of each Significant Subsidiary have been duly and validly authorized and issued and are fully paid and non-assessable, and, except as otherwise set forth in the Proxy Circular, all outstanding shares of capital stock of each Significant Subsidiary are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances, other than where such security interests, claims, liens or encumbrances would not have a Material Adverse Effect.

(g) The subsidiaries listed in Annex B hereto are the only Significant Subsidiaries of the Company.

(h) There are no contracts, documents or other materials required to be described or referred to in the Registration Statement or the Proxy Circular or to be filed or incorporated by reference as exhibits to the Registration Statement that are not described, referred to or filed or incorporated by reference as required and, in the case of those documents filed, delivered to the Dealer Managers.

(i) The outstanding common shares of Domtar Inc. and the Company have been duly and validly authorized and issued and are fully paid and non-assessable, and, except as set forth in the Proxy Circular and except for any options granted pursuant to either Domtar Inc.’s or the Company’s stock option plans since the most recent date that the number of outstanding options is presented within the Proxy Circular, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in Domtar Inc. or the Company are outstanding.

(j) Domtar Inc. and the Company have the corporate power and authority to take, and have taken, all necessary action to authorize (i) the Proposals and the obtaining of the necessary funds therefor, (ii) the issuance of the Exchange Notes by the Company, (iii) the exchange of the Exchange Notes for the Outstanding Debentures by the Company further to the Exchanges, (iv) the payments for Consents by Domtar Inc. pursuant to the Proposals, (v) the execution, delivery and performance of the Indenture by the Company and (vi) the execution, delivery and performance by Domtar Inc. and the Company of this Agreement and the consummation of the transactions contemplated by this Agreement and the Proposal Materials; and Domtar Inc. and the Company have taken or will take all necessary corporate action to authorize any amendments or supplements to, or modification of, the Proposals and the Proposal Materials.

(k) Domtar Inc. has the corporate power and authority to take, and has taken, all necessary action to authorize the execution, delivery and performance by Domtar Inc. of the Supplemental Indentures effecting the amendments to the Existing Indentures; and the Guarantor has the limited liability company power and authority to take, and has taken, all necessary action to authorize the execution, delivery and performance by the Guarantor of this Agreement and the Indenture.

(l) This Agreement has been duly authorized, executed and delivered by the Company, Domtar Inc. and the Guarantor and, assuming that this Agreement is a valid and legally binding obligation of you, constitutes a valid and legally binding obligation of the Company, Domtar Inc. and the Guarantor enforceable against them in accordance with its terms, except as enforceability may be limited by the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing (the “Enforceability Exceptions”) and except as the enforceability of the indemnity provisions thereof may be limited by considerations of public policy.

(m) The Exchange Notes, when issued and delivered in accordance with the terms of the Exchanges, will have been duly executed, authenticated, issued and delivered and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms (subject to the Enforceability Exceptions) entitled to the benefits provided by the Indenture; the Indenture (including the Guarantee set forth therein) has been duly qualified under the TIA and, when the Indenture (including the Guarantee set forth therein) has been duly executed and delivered by the Company, the Guarantor and the Trustee, will constitute a valid and binding instrument, enforceable against the Company and the Guarantor in accordance with its terms (subject to the Enforceability Exceptions); and the Exchange Notes and the Indenture (including the Guarantee set forth therein) conform or will conform, in all material respects, to the descriptions thereof in the Proxy Circular.

(n) The Guarantee has been duly authorized by the Guarantor, and, when the Exchange Notes have been duly executed, authenticated, issued and delivered as provided in the Indenture and this Agreement, will constitute a valid and legally binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms (subject to the Enforceability Exceptions), and will be entitled to the benefits of the Indenture; the Guarantee is in the form contemplated by the Indenture and the Guarantee conforms or will conform, in all material respects, to the description thereof in the Proxy Circular.

(o) Since the date of the most recent financial statements of the Company included in the Registration Statement and Proxy Circular, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, or any development involving a prospective Material Adverse Effect, otherwise than as set forth or contemplated in the Proxy Circular; except as set forth in the Proxy Circular since such date neither the Company nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) material to the Company and its subsidiaries taken as a whole.

(p) The Supplemental Indentures, when duly executed and delivered in accordance with their terms and the terms of the Existing Indentures by each of the parties thereto, will constitute valid and legally binding agreements of Domtar Inc., enforceable against Domtar Inc. in accordance with their terms, subject to the Enforceability Exceptions. The Supplemental Indentures will conform in all material respects to the descriptions thereof contained in the Proposal Materials.

(q) The Proposals, the financing for the Exchanges, the execution, delivery and performance by the Company, Domtar Inc. and the Guarantor of this Agreement, the issuance of the Exchange Notes by the Company, the issuance of the Guarantee by the Guarantor, the exchange of the Exchange Notes for Outstanding Debentures further to the Exchanges, the payment for Consents by Domtar Inc., the execution and delivery of the Indenture by the Company and the Guarantor and the compliance by the Company and the Guarantor with all of the provisions of the Indenture, the consummation by the Company, Domtar Inc. and the Guarantor, as applicable, of the transactions contemplated hereby and under the Proxy Circular and the execution and delivery of the Supplemental Indentures by Domtar Inc. and the compliance by Domtar Inc. with all of the provisions of the Supplemental Indentures do not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, note, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of the Canadian Regulatory Authorities, the Commission or any Other Agency having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets, except, in the case of clauses (i) and (iii) above, for any such conflict, breach or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(r) No consent, approval, authorization, order, registration, qualification or other action of, or filing with or notice to, the Canadian Regulatory Authorities, the Commission or any Other Agency is required in connection with the issuance of the Exchange Notes by the Company, the issuance of the Guarantee by the Guarantor, the exchange of the Exchange Notes for Outstanding Debentures, the payment for Consents by Domtar Inc., the execution, delivery and performance by the Company, Domtar Inc. and the Guarantor of this Agreement, the execution, delivery and performance by the Company and the Guarantor of the Indenture, the execution, delivery and performance by Domtar Inc. of the Supplemental Indentures, or the making or consummation of the Proposals or the Exchanges or the consummation of the other transactions contemplated by this Agreement or the Proposal Materials, except such as have been obtained or made under Canadian Securities Laws, the Act and the TIA and such as may be required under the blue sky laws of any jurisdiction in connection with the exchange of the Exchange Notes for Outstanding Debentures further to the Exchanges and the payment for Consents.

(s) Domtar Inc. has, or has made arrangements to obtain, funds sufficient to enable Domtar Inc. to pay promptly, upon the terms and subject to the conditions of the Proposals, the consent payments which Domtar Inc. will offer to pay for Consents, and such arrangements comply with Canadian Securities Laws and Section 7 of the Exchange Act to the extent applicable. Domtar Inc. hereby agrees that it will pay promptly, in accordance with the terms and conditions of the Proposals and this Agreement, the consideration (and related costs) for such Consents that Domtar Inc. has offered and that Domtar Inc. may be required to pay for pursuant to the Proposals, and the fees and expenses payable hereunder.

(t) No stop order, restraining order or denial of an application for approval has been issued and no proceedings, litigation or investigation have been initiated or, to the best of Domtar Inc.’s or the Company’s knowledge, threatened before a Canadian Regulatory Authority, the Commission or any Other Agency with respect to the Registration Statement, the Proxy Circular or the making or consummation of any of the Proposals or the Exchanges (including the obtaining or use of funds to pay for Consents) or the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated by this Agreement or the Proposal Materials or with respect to the issuance of Exchange Notes by the Company and the exchange of the Exchange Notes for Outstanding Debentures further to the Exchanges.

(u) In connection with the Proposals and the Exchanges, Domtar Inc. and the Company, as applicable, have complied, and will continue to comply, in all material respects with the applicable provisions of Canadian Securities Laws, the Exchange Act and the Regulations, including, without limitation, Sections 10 and 14 of the Exchange Act and Rules 10b-5 and 14e-1 thereunder.

(v) The historical financial statements of the Company and the Predecessor Company (as defined in the Proxy Circular) included in the Proxy Circular, present fairly in all material respects the financial condition, results of operations and cash flows of the Company and the Predecessor Company, respectively, on a consolidated basis (in the case of the Company) and a combined basis (in the case of the Predecessor Company), as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with the generally accepted accounting principles of the United States (“U.S. GAAP”) applied on a consistent basis throughout the periods involved (except as otherwise noted therein).

(w) The consolidated historical financial statements of Domtar Inc. and its consolidated subsidiaries included in the Proxy Circular, present fairly in all material respects the financial condition, results of operations and cash flows of Domtar Inc. and its subsidiaries on a consolidated basis, as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and Canadian Securities Laws, have been reconciled to U.S. GAAP in accordance with Item 17 of Form 20-F under the Exchange Act and have been prepared in conformity with Canadian generally accepted accounting principles (“Canadian GAAP”) applied on a consistent basis throughout the periods involved (except as otherwise noted therein).

(x) The historical consolidated financial data set forth in the Proxy Circular under the headings “Selected Historical Financial Data of the Company” and “Selected Historical Financial Data of Domtar Inc.”, when read in conjunction with the financial statements and the related notes of the Weyerhaeuser Fine Paper Business, Domtar Inc. and the Company, respectively, included in the Proxy Circular and on the basis stated therein, fairly present the financial results and financial condition of the Company and Domtar Inc., respectively, and have been compiled on a basis consistent with that of the corresponding financial statements included in the Proxy Circular (except as otherwise noted therein).

(y) The pro forma financial information and the related notes thereto included in the Proxy Circular have been prepared in accordance with the applicable requirements of Canadian Securities Laws, the Act, and the assumptions underlying such pro forma financial information are reasonable and are set forth in the Proxy Materials.

(z) The statements in the Proxy Circular under the headings “Certain Canadian Federal Income Tax Consequences”, “Certain United States Federal Income and Estate Tax Consequences,” “Description of the Domtar Corp. C$ Notes” and “Description of Differences Between the Domtar Inc. Canadian Debentures and the Domtar Corp. C$ Notes”, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

(aa) Neither the Company nor the Guarantor is or, after consummating the Exchanges in the manner contemplated in the Proposal Materials, will be an “investment company” (as defined in the Investment Company Act of 1940, as amended) under the Investment Company Act of 1940, as amended.

(bb) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries, its property or property of its subsidiaries is pending or, to the knowledge of Domtar Inc. or the Company, threatened that (i) is of a character required to be disclosed in the Proxy Circular, (ii) could reasonably be expected to have a material adverse effect on the performance of this Agreement by Domtar Inc., the Company or the Guarantor or on the performance of the Indenture or the Exchange Notes by the Company or the Guarantor or the consummation of any of the transactions contemplated hereby, (iii) could reasonably be expected to have a material adverse effect on Domtar Inc.’s ability to enter into and perform its obligations under the Supplemental Indentures or (iv) could reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Proposal Materials.

(cc) The Company and its subsidiaries own or lease all such properties as are necessary to the conduct of the operations of the Company and its subsidiaries taken as a whole as presently conducted and as described in the Proposal Materials.

(dd) Neither the Company nor any Significant Subsidiary is, or with the giving of notice or lapse of time or both would be, in violation or default of (i) any provision of its charter or by-laws or other constituting documents, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its or their properties, as applicable which violation or default would, in the case of clauses (ii) and (iii) above, either individually or in the aggregate with all other violations and defaults referred to in this paragraph (if any), have a Material Adverse Effect.

(ee) (i) PricewaterhouseCoopers LLP, who has audited the financial statements of Domtar Inc. and its consolidated subsidiaries as of and for the year ended December 31, 2006 and delivered their report with respect to the audited consolidated financial statements of Domtar Inc. included in the Registration Statement and Proxy Circular, are, and during the periods covered by their report were, independent chartered accountants with respect to Domtar Inc. within the meaning of the Canada Business Corporations Act, Canadian Securities Laws, the Code of Ethics of the Ordre des comptables agrées du Québec and an independent registered public accounting firm as required by the Act and the rules and regulations of the Commission thereunder and the rules and regulations of the PCAOB; (ii) PricewaterhouseCoopers LLP, who has reviewed the interim financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the consolidated financial statements of the Company for the thirteen and twenty-six week periods ended July 1, 2007 included in the Registration Statement and Proxy Circular, is, and during the periods covered by their report was, an independent registered public accounting firm with respect to the Company as required by the Act and the rules and regulations of the Commission thereunder, and the rules and regulations of the PCAOB; and (iii) KPMG LLP, who has audited certain financial statements of the Company and the Weyerhaeuser Fine Paper Business (a Business Unit of Weyerhaeuser Company) and delivered their report with respect to the audited balance sheet of the Company as of December 31, 2006 and their report with respect to the audited combined financial statements of the Weyerhaeuser Fine Paper Business (a Business Unit of Weyerhaeuser Company) as of and for the year ended December 31, 2006 and who has reviewed the interim financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the consolidated financial statements of the Company for the thirteen and twenty six week periods ended June 25, 2006, each included in the Registration Statement and Proxy Circular, is, and during the periods covered by their reports was, an independent registered public accounting firm with respect to the Company and the Weyerhaeuser Fine Paper Business (a Business Unit of Weyerhaeuser Company) as required by the Act and the rules and regulations of the Commission thereunder and the rules and regulations of the PCAOB.

(ff) No stamp duty, registration or documentary taxes, duties or similar charges imposed under the laws of the United States or Canada are payable in connection with the making or the consummation of the Proposals, the issuance of the Exchange Notes, the authorization, execution, delivery and performance by the Company, Domtar Inc. and the Guarantor of this Agreement, the authorization, execution, delivery and performance by the Company or the Guarantor of the Indenture or by Domtar Inc. and the Company of the Proposal Materials or the authorization, execution, delivery and performance by Domtar Inc. of the Supplemental Indentures.

(gg) Each of the Company and Domtar Inc. has filed all U.S. and foreign federal, state, provincial, territorial and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect), except as set forth in the Proxy Circular and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect, except as set forth in the Proxy Circular.

(hh) Except as set forth in or contemplated in Registration Statement and Proxy Circular, no labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of Domtar Inc. or the Company, is threatened or imminent, and neither Domtar Inc. nor the Company is aware of any existing or imminent labor dispute by the employees of any of its subsidiaries, or to the knowledge of Domtar Inc. or the Company, its subsidiaries’ principal suppliers, contractors or customers, that could have a Material Adverse Effect.

(ii) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no material claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause, except as set forth in or contemplated in the Registration Statement and Proxy Circular.

(jj) No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated in the Registration Statement and Proxy Circular.

(kk) The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate federal, state, provincial or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as set forth in or contemplated in the Proxy Circular.

(ll) Neither Domtar Inc. nor the Company has taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under Canadian Securities Laws, the Exchange Act or otherwise, stabilization or manipulation of the price of any security of Domtar Inc. or the Company to facilitate the Proposals or the Exchanges.

(mm) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, Canadian federal, provincial and local, and U.S. federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as presently conducted and as described in the Proxy Circular, and (iii) except as set forth in or contemplated in the Proxy Circular, have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth in the Proxy Circular, neither the Company nor any of its subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, except in instances where (A) the Company has made adequate provision for such event in the reserves on its balance sheet or (B) being so named would not, individually or in the aggregate, have a Material Adverse Effect.

(nn) In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Proxy Circular.

(oo) The Company and its subsidiaries own, possess, are licensed to use or have other sufficient legal rights to use all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Company’s business as presently conducted and as described in the Proxy Circular. Except as set forth in or contemplated in the Proxy Circular, (i) there are no rights of third parties to any such Intellectual Property owned by the Company and its subsidiaries; (ii) to the knowledge of Domtar Inc. and the Company, there is no material infringement by third parties of any such Intellectual Property owned by the Company and its subsidiaries; (iii) there is no pending or, to the knowledge of Domtar Inc. and the Company, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any such Intellectual Property, and Domtar Inc. and the Company are unaware of any facts which would form a reasonable basis for any such claim; (iv) there is no pending or, to the knowledge of Domtar Inc. and the Company, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and Domtar Inc. and the Company are unaware of any facts which would form a reasonable basis for any such claim; and (v) there is no pending or, to the knowledge of Domtar Inc. and the Company, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any Intellectual Property or other proprietary rights of others, and Domtar Inc. and the Company are unaware of any other fact which would form a reasonable basis for any such claim.

(pp) Each of the Company and Domtar Inc. is a reporting issuer not in default of any requirements under the Exchange Act or the Canadian Securities Laws.

(qq) None of the Company’s subsidiaries nor any of its or their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the federal laws of Canada or the laws of the Province of Québec.

(rr) The Company is not aware of any defects in title to its material properties or its material assets and facilities which are used in the production and marketing of pulp and paper, lumber and wood products and corrugated products that would, singly or in the aggregate, have a Material Adverse Effect.

(ss) There is and has been no failure on the part of either the Company, Domtar Inc., or their respective directors or officers, in their capacities as such, to comply in all material respects, in the case of the Company, with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications, and, in the case of Domtar Inc., with the applicable provisions of the Sarbanes-Oxley Act.

(tt) Except as disclosed in the Registration Statement and Proxy Circular, the Company and its subsidiaries, on a consolidated basis, and Domtar Inc. and its subsidiaries, on a consolidated basis, maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company and Domtar Inc., including with respect to their respective subsidiaries, in the respective reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s and Domtar Inc.’s respective management as appropriate to allow timely decisions regarding required disclosure. Each of the Company and Domtar Inc. has carried out evaluations of the effectiveness of the disclosure controls and procedures of itself and its subsidiaries, on a consolidated basis, as required by Rule 13a-15 of the Exchange Act.

(uu) The Company and its subsidiaries, on a consolidated basis, and Domtar Inc. and its subsidiaries, on a consolidated basis, maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement and the Proxy Circular, there are no material weaknesses in the internal controls of the Company and its subsidiaries, on a consolidated basis, or Domtar Inc. and its subsidiaries, on a consolidated basis.

(vv) Except as disclosed in the Proxy Circular and Registration Statement, each defined benefit pension plan sponsored by the Company or Domtar Inc. or for which either of them could have any liability has been maintained in compliance with the terms thereof and with the requirements prescribed by applicable law, except where such non-compliance would not result in a Material Adverse Effect.

Any certificate signed by any officer of Domtar Inc. or the Company and delivered to the Dealer Managers or counsel for the Dealer Managers in connection with the Proposals shall be deemed a representation and warranty by Domtar Inc. or the Company, as applicable, as to matters covered thereby, to the Dealer Managers.

5. Conditions to Obligations of the Dealer Managers. Your obligation to act as Dealer Managers hereunder shall at all times be subject to the following conditions:

(a) All representations, warranties and other statements of Domtar Inc. and the Company contained herein are now, and at all times to and as of the Canadian Settlement Date shall be, true and correct, and Domtar Inc. and the Company at all times shall have performed in all material respects all of its obligations hereunder.

(b) The Proxy Circular will have been either (i) filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing under the Act or (ii) included in the Registration Statement; no stop order suspending the effectiveness of the Registration Statement or any part thereof will have been issued and no proceeding for that purpose will have been initiated or, to the knowledge of the Company, threatened by the Commission; and all requests for additional information on the part of the Commission will have been complied with to your reasonable satisfaction.

(c) The Proxy Circular will have been filed with the Canadian Regulatory Authorities and prepared and delivered to holders of Outstanding Debentures in accordance with applicable Canadian Securities Laws; and no order suspending the use of the Proxy Circular or any part thereof will have been issued and no proceeding for that purpose will have been initiated or, to the knowledge of Domtar Inc. or the Company, threatened by the Canadian Regulatory Authorities.

(d) On the Commencement Date and on each Canadian Settlement Date, Simpson Thacher & Bartlett LLP, special counsel to you, will have furnished to you, as Dealer Managers, an opinion or opinions and negative assurance letter, dated the respective date of delivery thereof, with respect to such matters as you may reasonably request and such counsel will have received such papers and information as they may reasonably request to enable them to pass on such matters.

(e) On the Commencement Date and on each Canadian Settlement Date, Gilles Pharand, Senior Vice President, Law and Corporate Affairs of the Company, will have furnished to you, as Dealer Managers, his opinion or opinions, dated the respective date of delivery thereof substantially in the form of Exhibit C hereto.

(f) On the Commencement Date and on each Canadian Settlement Date, Debevoise & Plimpton LLP, U.S. counsel to the Company, will have furnished to you, as Dealer Managers, an opinion or opinions and negative assurance letter dated the respective date of delivery thereof substantially in the form of Exhibits D-1 and D-2 hereto.

(g) On the Commencement Date and on each Canadian Settlement Date, Ogilvy Renault LLP, Canadian counsel to the Company and Domtar Inc., will have furnished to you, as Dealer Managers, an opinion or opinions dated the respective date of delivery thereof substantially in the form of Exhibit E hereto.

(h) On the Commencement Date and on each Canadian Settlement Date, Richards, Layton & Finger, a Professional Association, special Delaware counsel to the Guarantor, will have furnished to you, as Dealer Managers, an opinion or opinions dated the respective date of delivery thereof substantially in the form of Exhibits F-1 and F-2 hereto.

(i) On the Commencement Date and on each Canadian Settlement Date, KPMG LLP, the independent registered public accounting firm of the Predecessor Company (as defined in the Proposal Materials), will have furnished to you a letter or letters, dated the respective date of delivery thereof, in form and substance satisfactory to you, containing statements and information of the type customarily included in accountants’ comfort letters with respect to the financial statements and certain financial information contained in the Proposal Materials.

(j) On the Commencement Date and on each Canadian Settlement Date, PricewaterhouseCoopers LLP, the independent registered public accounting firm of the Company and the independent chartered accountants of Domtar Inc., will have furnished to you a letter or letters, dated the respective date of delivery thereof, in form and substance satisfactory to you, containing statements and information of the type customarily included in accountants’ comfort letters with respect to the financial statements and certain financial information contained in the Proposal Materials.

(k) The Company will have furnished or caused to be furnished to you, on the Commencement Date and on each Canadian Settlement Date, a certificate or certificates of an executive officer of the Company, with specific knowledge about the Company’s financial matters, satisfactory to the Dealer Managers, in which such officer, to the best of his knowledge after reasonable investigation, shall state: that the representations and warranties in this Agreement are true and correct at and as of such dates; that subsequent to the date of the most recent financial statements of the Company which are contained in the Registration Statement and the Proxy Circular, there has been no material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, or any development involving a prospective Material Adverse Effect except as set forth in or contemplated in the Registration Statement and the Proxy Circular; that the Company has complied with all agreements and satisfied all conditions to be performed or satisfied hereunder by the Company at or prior to such dates; that the matters set forth in subsection (b) of this Section 5 are true and correct; and to the accuracy as to such other matters as you may reasonably request.

(l) Domtar Inc. will have furnished or caused to be furnished to you, on the Commencement Date and on each Canadian Settlement Date, a certificate or certificates of an executive officer of Domtar Inc., with specific knowledge about Domtar Inc.’s financial matters, satisfactory to the Dealer Managers, in which such officer, to the best of his knowledge after reasonable investigation, shall state: that the representations and warranties in this Agreement are true and correct at and as of such dates; that Domtar Inc. has complied with all agreements and satisfied all conditions to be performed or satisfied hereunder by Domtar Inc. at or prior to such dates; and to the accuracy as to such other matters as you may reasonably request.

(m) It shall not have become unlawful under any Canadian, U.S. or other foreign law or regulation, federal, state, provincial, territorial or local, for the Dealer Managers to render services pursuant to this Agreement, or to continue so to act, as the case may be.

(n) The Exchange Notes to be delivered on the Canadian Settlement Date shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.

(o) Prior to the Commencement Date and each Canadian Settlement Date, the Company and Domtar Inc. shall have furnished to the Dealer Managers such further information, certificates and documents as the Dealer Managers may reasonably request.

6. Indemnification and Contribution. In consideration of the engagement hereunder, the Company, Domtar Inc., the Guarantor and the Dealer Managers agree to the indemnification and contribution provisions set forth in Annex A hereto, which provisions are incorporated by reference herein and constitute a part hereof.

7. Termination. This Agreement shall terminate upon the earlier to occur of (i) the consummation, termination, expiration or withdrawal of the Proposals or the Canadian Settlement Date and (ii) the date one year from the date hereof, and may be terminated by either Domtar Inc. or you at any time, with or without cause, effective upon receipt by the other party of written notice to that effect.

8. Survival. The provisions of Sections 2, 3, 4, 6 (including Annex A hereto), 9, 10, 11, 12 and 13 hereof shall remain operative and in full force and effect regardless of (i) any failure by Domtar Inc. to commence, or the withdrawal, termination or consummation of, the Proposals, (ii) any investigation made by or on behalf of any party hereto, (iii) any withdrawal by either of you as a Dealer Manager and (iv) any termination of this Agreement.

9. Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be given (and shall be deemed to have been given upon receipt) by delivery in person, by telecopy, by telex or by registered or certified mail (postage prepaid, return receipt requested) to the applicable party at the addresses indicated below:

(a)	if to Scotia Capital Inc.:

Scotia Capital Inc.

Scotia Plaza, 66th Floor

40 King Street West

Box 4085, Station “A”

Toronto, Ontario M5W 2X6

Attention:         Larry Small, Director, Head of Syndication

Fax:                   416-863-7527

with a copy to:

McMillan Binch Mendelsohn LLP

Brookfield Place, Suite 4400

Bay Wellington Tower

181 Bay Street

Toronto, Ontario M5J 2T3

Attention:         Kimberly Poster

Fax:                   416-865-7048

(b)	if to Scotia Capital (USA) Inc.:

Scotia Capital (USA) Inc.

One Liberty Plaza

165 Broadway – 25th Floor

New York, NY 10006

Attention:         Paul McKeown, Director, Debt Capital Markets

Fax:                   (212) 225-6550

with a copy to:

McMillan Binch Mendelsohn LLP

Brookfield Place, Suite 4400

Bay Wellington Tower

181 Bay Street

Toronto, Ontario M5J 2T3

Attention:         Kimberly Poster

Fax:                   416-865-7048

(c)	if to the Company, Domtar Inc. or the Guarantor:

395 de Maisonneuve Blvd. West

Montreal, QC

Canada H3A 1L6

Fax No.: 514-848-6850

Confirmation No.: 514-848-5555

Attention: Corporate Secretary

with a copy to:

Debevoise & Plimpton LLP

919 Third Avenue

New York, New York 10022

Fax No.: (212) 909-6836

Confirmation No.: (212) 909-6000

Attention: Alan H. Paley, Esq.

and with a copy to:

Ogilvy Renault

Suite 1100

1981 McGill College Avenue

Montréal, Quebec H3A 3C1

Fax No.: (514) 847-4747

Attention: Sol Sananes

10. Governing Law. This Agreement shall be governed by and is to be construed and interpreted in accordance with the laws of the Province of Québec and the laws of Canada applicable in the Province of Québec. Each of the parties irrevocably submits to the non-exclusive jurisdiction of the courts of the Province of Québec.

11. Benefit. This Agreement, including any right to indemnity or contribution hereunder and Annex A hereto, shall inure to the benefit of and be binding upon the Company, Domtar Inc., the Guarantor, you and the other Indemnified Persons, and their respective successors and assigns. Subject to the foregoing, nothing in this Agreement is intended, or shall be construed, to give to any other person or entity any right hereunder or by virtue hereof.

12. Miscellaneous. This Agreement contains the entire agreement between the parties relating to the subject matter hereof and supersedes all prior understandings, agreements and arrangements, written or oral, with respect thereto. This Agreement may not be amended or modified except by a writing executed by each of the parties hereto. Section headings herein are for convenience only and are not a part of this Agreement. In the event that any provision hereof shall be determined to be invalid or unenforceable in any respect, such determination shall not affect such provision in any other respect or any other provision hereof, which shall remain in full force and effect. This Agreement may not be assigned by any party hereto without the prior written consent of each other party. None of the parties hereto shall be responsible or have any liability to any other party for any indirect, special or consequential damages arising out of or in connection with this Agreement or the transactions contemplated hereby, even if advised of the possibility thereof. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which taken together will constitute one and the same instrument. The division of this Agreement into sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. Unless something in the subject matter or context is inconsistent herewith, references herein to sections are to sections of this Agreement.

13. Guarantee by Domtar Paper Company, LLC. The Guarantor hereby guarantees, as primary obligor and not only as surety, the obligations of the Company and Domtar Inc. under this Agreement.

Please indicate your willingness to act as a Dealer Manager and your acceptance of the foregoing provisions by signing in the space provided below for that purpose and returning to us a copy of this Agreement so signed, whereupon this Agreement and your acceptance shall constitute a binding agreement among the Company, Domtar Inc., the Guarantor and you.

Very truly yours,

DOMTAR CORPORATION

By:
Name:
Title:

DOMTAR INC.

By:
Name:
Title:

DOMTAR PAPER COMPANY, LLC

By:
Name:
Title:

Accepted as of the

date first above written:

SCOTIA CAPITAL INC.

By:
Name:
Title:

SCOTIA CAPITAL (USA) INC.

By:
Name:
Title:

EXHIBIT A

[PROXY CIRCULAR]

A-1

EXHIBIT B

[LETTER OF TRANSMITTAL]

B-1

EXHIBIT C

Matters to be Addressed in the Opinion of Gilles Pharand

C-1

Exhibit D-1

Matters to be Addressed in the Opinion of

Debevoise & Plimpton LLP, as counsel to the Company

D-1

Exhibit D-2

Negative Assurance Letter of

Debevoise & Plimpton LLP, as counsel to the Company

D-2

Exhibit E

Matters to be Addressed in the Opinion of

Ogilvy Renault LLP, as Canadian counsel to the Company and Domtar Inc.

E-1

Exhibit F

Matters to be Addressed in the Opinion of

Richards, Layton & Finger, a Professional Association,

as special Delaware counsel to the Guarantor

F-1

Exhibit F-2

Matters to be Addressed in the Opinion of

Richards, Layton & Finger, a Professional Association,

as special Delaware counsel to the Guarantor

F-2-1

ANNEX A

Capitalized terms used but not defined in this Annex A have the meanings assigned to such terms in the Dealer Managers Agreement to which this Annex A is attached (the “Agreement”).

The Company, Domtar Inc. and the Guarantor jointly and severally agree to indemnify and hold harmless each of the Dealer Managers, its affiliates and its respective officers, directors, employees, agents of and each other entity or person, if any, controlling (within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act) you or any such other persons (each an “Indemnified Person”) from and against any and all losses, claims, damages and liabilities (or actions or proceedings in respect thereof) and to reimburse you and any other Indemnified Person for all expenses (including, without limitation, fees and disbursements of counsel) reasonably incurred by you or any such other Indemnified Person in connection with investigating, preparing, or defending any such action, claim, or proceeding, whether or not in connection with pending or threatened litigation to which you (or any other Indemnified Person) may be a party, in each case as such expenses are incurred or paid, (i) arising out of or based upon (A) any untrue statement or alleged untrue statement of a material fact contained in the Proposal Materials, or (B) the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, (C) any breach by Domtar Inc. or the Company of any representation or warranty or failure to comply with any of the agreements set forth in the Agreement, (D) any withdrawal, termination, rescission or modification of, or the failure to issue Exchange Notes for Outstanding Debentures further to, the Proposals or the Exchanges or (ii) otherwise arising out of, relating to or in connection with or alleged to arise out of, relate to or be in connection with the Proposals and the Exchanges, the transactions contemplated by the Agreement or the engagement of, and services performed by, the Dealer Managers under the Agreement, or any claim, litigation, investigation or proceedings relating to the foregoing (“Proceedings”) regardless of whether any of such Indemnified Persons is a party thereto, and to reimburse such Indemnified Persons for any reasonable legal or other out-of-pocket expenses as they are incurred in connection with investigating, responding to or defending any of the foregoing, provided that the indemnification in clause (ii) above will not, as to any Indemnified Person, apply to losses, claims, damages, liabilities or expenses to the extent that they are finally judicially determined to have resulted primarily from the bad faith, gross negligence or willful misconduct of such Indemnified Person.

If for any reason the foregoing indemnification is unavailable to any Indemnified Person or insufficient to hold it harmless, then the Company, Domtar Inc. and the Guarantor, jointly and severally, shall contribute to the amount paid or payable by such Indemnified Person as a result of such loss, claim, damage, liability or expense (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, Domtar Inc. and the Guarantor, on the one hand, and by such Indemnified Person, on the other hand, from the Proposals and the Exchanges and the transactions contemplated thereby, or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing clause (i), but also the relative fault of the Company, Domtar Inc. and the Guarantor, on the one hand, and of such Indemnified Person, on the other hand, in connection with the statements, actions, or omissions which resulted in such loss, claim, damage, liability, or expense, as well as any other relevant equitable considerations. The relative benefits received by the Company, Domtar Inc. and the Guarantor on the one hand and by all Indemnified Persons on the other hand shall be deemed to be in the same proportion as (i) the aggregate principal amount of the Outstanding Debentures bears to (ii) the aggregate fee paid to each of you pursuant to Section 2(a) of the Agreement. The relative fault of the Company, Domtar Inc. and the Guarantor on the one hand and of the Indemnified Persons on the other hand (i) in the case of an untrue or alleged untrue statement of a material fact or an omission or alleged omission to state a material fact, shall be determined by reference to, among other things, whether such statement or omission relates to information supplied by the Company, Domtar Inc., the Guarantor or by such Indemnified Persons and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission, and (ii) in the case of any other action or omission, shall be determined by reference to, among other things, whether such action or omission was taken or omitted to be taken by the Company, Domtar Inc., the Guarantor or by such Indemnified Persons and the parties’ relative intent, knowledge, access to information, and opportunity to prevent such action or omission. The Company, Domtar Inc., the Guarantor and you agree that it would not be just and equitable if contribution pursuant to this Annex A were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages, liabilities, or expenses referred to in this paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim.

Promptly after the receipt by an Indemnified Person of notice of the commencement of any Proceedings, such Indemnified Person will, if a claim is to be made hereunder against the Company, Domtar Inc. or the Guarantor in respect thereof, notify the Company in writing of the commencement thereof; provided that (i) the failure to so notify the Company will not relieve the Company, Domtar Inc. or the Guarantor from any liability which it may have hereunder except to the extent it has been materially prejudiced by such failure and (ii) the failure to so notify the Company will not relieve the Company, Domtar Inc. or the Guarantor from any liability which it may have to an Indemnified Person otherwise than on account of this indemnity agreement. In case any such Proceedings are brought against any Indemnified Person and it notifies the Company of the commencement thereof, the Company, Domtar Inc. and the Guarantor will be entitled to participate therein and, to the extent that they may elect by written notice delivered to such Indemnified Person, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Person, provided that if the defendants in any such Proceedings include both such Indemnified Person and the Company, Domtar Inc. or the Guarantor and such Indemnified Person shall have concluded that there may be legal defenses available to it which are different from or additional to those available to the Company, Domtar Inc. or the Guarantor, such Indemnified Person shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such Proceedings on behalf of such Indemnified Person. Upon receipt of notice from the Company, Domtar Inc. or the Guarantor to such Indemnified Person of their election so to assume the defense of such Proceedings and approval by such Indemnified Person of counsel, the Company, Domtar Inc. and the Guarantor shall not be liable to such Indemnified Person for expenses incurred by such Indemnified Person in connection with the defense thereof (other than reasonable costs of investigation) unless (i) such

Indemnified Person shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the Company, Domtar Inc. and the Guarantor shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel), approved by Scotia Capital Inc. and Scotia Capital (USA) Inc. representing the Indemnified Persons who are parties to such Proceedings), (ii) the Company, Domtar Inc. or the Guarantor shall not have employed counsel reasonably satisfactory to such Indemnified Person to represent such Indemnified Person within a reasonable time after notice to the Company, Domtar Inc. or the Guarantor, as applicable, of commencement of the Proceedings or (iii) the Company, Domtar Inc. or the Guarantor has authorized in writing the employment of counsel for such Indemnified Person.

Neither the Company, Domtar Inc. nor the Guarantor shall be liable for any settlement of any Proceedings effected without the Company’s written consent (which consent shall not be unreasonably withheld or delayed), but if settled with the Company’s written consent or if there be a final judgment for the plaintiff in any such Proceedings, the Company, Domtar Inc. and the Guarantor jointly and severally agree to indemnify and hold harmless each Indemnified Person from and against any and all losses, claims, damages, liabilities and expenses by reason of such settlement or judgment. Notwithstanding the immediately preceding sentence, if at any time an Indemnified Person shall have requested the Company, Domtar Inc. or the Guarantor to reimburse such Indemnified Person for legal or other expenses in connection with investigating, responding to or defending any Proceedings as contemplated by this Annex A, the Company, Domtar Inc. and the Guarantor shall be jointly and severally liable for any settlement of any Proceedings effected without their written consent if (i) such settlement is entered into more than 30 days after receipt by the Company, Domtar Inc. or the Guarantor of such request for reimbursement and (ii) the Company, Domtar Inc. or the Guarantor shall not have reimbursed such Indemnified Person in accordance with such request prior to the date of such settlement. Neither the Company, Domtar Inc. nor the Guarantor shall, without the prior written consent of an Indemnified Person, effect any settlement of any pending or threatened Proceedings in respect of which indemnity could have been sought hereunder by such Indemnified Person unless (i) such settlement includes an unconditional release of such Indemnified Person in form and substance satisfactory to such Indemnified Person from all liability on claims that are the subject matter of such Proceedings and (ii) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

The indemnity, reimbursement and contribution obligations of the Company, Domtar Inc. and the Guarantor under this Annex A shall be in addition to any liability which the Company, Domtar Inc. and the Guarantor may otherwise have to an Indemnified Person and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, Domtar Inc. and the Guarantor and any Indemnified Person.

ANNEX B

List of Significant Subsidiaries

Domtar Paper Company, LLC

Domtar Pulp & Paper Products Inc.

4388216 Canada Inc.

Domtar Enterprises

Domtar A.W. Corp.

Domtar Inc.

B-1